Exhibit 10.2

Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of December 31, 2018 among Workhorse Group Inc., a Nevada corporation, Workhorse Technologies Inc., an Ohio corporation, Workhorse Properties Inc., an Ohio corporation, Workhorse Motor Works Inc, an Indiana corporation, and Surefly, Inc., a Delaware corporation (each a “Grantor” and, collectively, the “Grantors”) and Wilmington Trust, National Association, in its capacity as agent for the benefit of the Lenders (together with its successors and assigns in such capacity, the “Secured Party”).

W I T N E S S E T H:

WHEREAS, Workhorse Group Inc. will enter into a Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with the Agent and the financial institutions from time to time party thereto as lenders (collectively, with their permitted successors and assignees, the “Lenders”) pursuant to which the Lender will extend to Workhorse Group Inc. a credit facility in an aggregate amount of $35,000,000;

AND WHEREAS, each Grantor will derive substantial benefit and advantage from the financial accommodations to Workhorse Group Inc. set forth in the Credit Agreement;

AND WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Agent for its benefit and the benefit of the Lenders.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used herein without definition and defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

“Accounts” means any “account”, as such term is defined in the UCC.

“Chattel Paper” means any “chattel paper”, as such term is defined in the UCC.

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Commercial Tort Claims” means “commercial tort claims”, as such term is defined in the UCC.

“Contracts” means all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which a Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Control Agreement” has the meaning set forth in Section 4.5 hereof.

“Copyrights” means any copyrights and rights, title and interests (and all related IP Ancillary Rights) in copyrights, works protectable by copyrights, mask works, database and design rights, copyright registrations and copyright applications, including, without limitation, the copyright registrations and copyright applications listed on Schedule III attached hereto (if any), and all renewals of any of the foregoing.

“Deposit Accounts” means all “deposit accounts”, as such term is defined in the UCC, now or hereafter held in the name of a Grantor.

“Documents” means any “documents”, as such term is defined in the UCC, and shall include, without limitation, all documents of title (as defined in the UCC), bills of lading or other receipts evidencing or representing Inventory or Equipment.

“Equipment” means any “equipment”, as such term is defined in the UCC and, in any event, shall include, Motor Vehicles.

“General Intangibles” means any “general intangibles”, as such term is defined in the UCC, and, in any event, shall include, without limitation, payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs and other Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC.

“Goods” means any “goods”, as such term is defined in the UCC, including, without limitation, fixtures and embedded Software to the extent included in “goods” as defined in the UCC.

“Instruments” means any “instrument,” as such term is defined in the UCC, and shall include, without limitation, promissory notes, drafts, bills of exchange and trade acceptances.

“Intellectual Property” means all rights, title and interests in intellectual property arising under any Applicable Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets, industrial designs, integrated circuit topographies, confidential proprietary information and rights under Intellectual Property Licenses.

“Intellectual Property Licenses” means rights under or interests in any agreement, whether written or oral, including all contractual obligations (and all related IP Ancillary Rights), granting any right, title and interest in any Intellectual Property, including software license agreements, whether a Grantor is a licensee or licensor under any such license agreement, and including the license agreements listed on Schedule IV attached hereto.

“Inventory” means any “inventory”, as such term is defined in the UCC.

“Investment Property” means any “investment property”, as such term is defined in the UCC.

“Letter-of-Credit Right” means any “letter-of-credit right”, as such term is defined in the UCC.

“Motor Vehicles” shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

“Patents” means any patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, all patentable inventions and those patents and patent applications listed on Schedule V attached hereto (if any), and the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing, all rights corresponding thereto throughout the world, and all proceeds, income, licenses, royalties, damages, proceeds of suit and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing, and without duplication, all IP Ancillary Rights in respect of any of the foregoing.

“Proceeds” means “proceeds”, as such term is defined in the UCC and, in any event, includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), and (c) any and all other amounts from time to time paid or payable under, in respect of or in connection with any of the Collateral.

“Representative” means any Person acting as agent, representative or trustee on behalf of the Secured Party from time to time.

“Security Documents” means this Agreement, the Control Agreements, the Mortgage, and any and all other Collateral Documents.

“Software” means all “software”, as such term is defined in the UCC, now owned or hereafter acquired by a Grantor, other than software embedded in any category of Goods, including, without limitation, all computer programs and all supporting information provided in connection with a transaction related to any program.

“Supporting Obligation” means any “supporting obligation”, as such term is defined in the UCC.

“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Applicable Law in any trademarks, trade names, internet domain names, URLs, all websites, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, all goodwill associated therewith, all registrations and recordings thereof and all applications in connection therewith, including, without limitation, the trademarks, trademark applications, internet domain names and URLs listed in Schedule VI attached hereto (if any) and renewals thereof, and all related IP Ancillary Rights with respect to any of the foregoing.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that to the extent that the Uniform Commercial Code is used to define any term herein and such term is defined differently in different Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern.

Section 2. Representations, Warranties and Covenants of Grantors. Each Grantor represents and warrants to, and covenants with, the Secured Party as follows:

(a) Such Grantor has or will have rights in and the power to transfer the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof (subject, with respect to after acquired Collateral, to such Grantor acquiring the same) and no Lien other than Permitted Liens exists or will exist upon such Collateral at any time.

(b) This Agreement is effective to create in favor of the Secured Party a valid security interest in and Lien upon all of such Grantor’s right, title and interest in and to the Collateral, and upon (i) the filing of appropriate UCC financing statements in the jurisdictions listed on Schedule I attached hereto, (ii) each Deposit Account being subject to a Control Agreement (as hereinafter defined) among the applicable Grantor, depository institution and the Secured Party on behalf of the Lenders, (iii) filings in the United States Patent and Trademark Office or United States Copyright Office with respect to Collateral that is Patents, Trademarks or Copyrights, as the case may be, (iv) the filing of the Mortgages in the jurisdictions listed on Schedule I hereto, (v) the delivery to the Secured Party of the Pledged Collateral together with assignments in blank, (vi) the security interest created hereby being noted on each certificate of title evidencing the ownership of any Motor Vehicle in accordance with Section 4.1(d) hereof, (vii) delivery to the Secured Party or its Representative of Instruments duly endorsed by such Grantor or accompanied by appropriate instruments of transfer duly executed by such Grantor with respect to Instruments not constituting Chattel Paper and (viii) the consent of the issuer and any confirmer of any letter of credit to an assignment to the Secured Party of the proceeds of any drawing thereunder, such security interest will be a duly perfected first priority security interest (subject only to Permitted Liens) in all of the Collateral.

(c) All of the Equipment, Inventory and Goods with a value in excess of $100,000 individually or in the aggregate owned by such Grantor is located at the places as specified on Schedule I attached hereto other than locations where such Equipment, Inventory and Goods is temporarily located for maintenance or repair and locations in transit. Except as disclosed on Schedule I, none of the Collateral is in the possession of any bailee, warehousemen, processor or consignee. Schedule I discloses such Grantor’s name as of the date hereof as it appears in official filings in the state or province, as applicable, of its incorporation, formation or organization, the type of entity of such Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by such Grantor’s state of incorporation, formation or organization (or a statement that no such number has been issued), such Grantor’s state or province, as applicable, of incorporation, formation or organization and the chief place of business, chief executive office and the office where such Grantor keeps its books and records and the states in which such Grantor conducts its business. Such Grantor has only one state or province, as applicable, of incorporation, formation or organization. Such Grantor does not do business and has not done business during the past five years under any trade name or fictitious business name except as disclosed on Schedule II attached hereto.

(d) To such Grantor’s knowledge, no Copyrights, Patents, Intellectual Property Licenses or Trademarks listed on Schedules III, IV, V and VI, respectively, if any, have been adjudged invalid or unenforceable or have been canceled, in whole or in part, or are not presently subsisting. To such Grantor’s knowledge, each of such Copyrights, Patents, Intellectual Property Licenses and Trademarks (if any) is valid and enforceable. To such Grantor’s knowledge and as of the date hereof, such Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of such Copyrights, Patents, Intellectual Property Licenses and Trademarks, identified on Schedules III, IV, V and VI, as applicable, as being owned by such Grantor, free and clear of any liens, charges and encumbrances, including without limitation licenses, shop rights and covenants by such Grantor not to sue third persons, other than Permitted Liens. Such Grantor has adopted, used and is currently using, or has a current bona fide intention to use, all of such Trademarks and Copyrights. As of the date hereof, such Grantor has not received written notice of any suits or actions commenced or threatened with reference to the Copyrights, Patents or Trademarks owned by it.

(e) Without duplication of any information required to be delivered by such Grantor to the Secured Party under and in accordance with the terms of the Credit Agreement, each Grantor agrees to deliver to the Secured Party (x) an updated Schedule I, II, VII and/or VIII within 10 Business Days of any change thereto and (y) an updated Schedule III, IV, V and/or VI in the case of any change thereto on the date the Borrower’s quarterly Compliance Certificate is due pursuant to Section 6.1.4 of the Credit Agreement.

(f) All depositary and other accounts including, without limitation, Deposit Accounts, securities accounts, brokerage accounts and other similar accounts, maintained by each Grantor (other than Excluded Accounts) are described on Schedule VII hereto, which description includes for each such account the name of the Grantor maintaining such account, the name and address of the financial institution at which such account is maintained and the account number of such account. No Grantor shall open any new Deposit Accounts, securities accounts, brokerage accounts or other accounts unless such Grantor shall have given the Secured Party prior written notice of its intention to open any such new accounts. Each Grantor shall deliver to the Secured Party a revised version of Schedule VII showing any changes thereto promptly following, but in any event within 10 Business Days of, any such change. Each Grantor hereby authorizes the financial institutions at which such Grantor maintains an account to provide Secured Party with such information with respect to such account as the Secured Party from time to time reasonably may request, and each Grantor hereby consents to such information being provided to the Secured Party. In addition, all of such Grantor’s depositary, security, brokerage and other accounts including, without limitation, Deposit Accounts (other than Excluded Accounts) shall be subject to the provisions of Section 4.5 hereof.

(g) Such Grantor does not own any Commercial Tort Claims having a value in excess of $100,000 individually or in the aggregate except for those disclosed on Schedule VIII hereto (if any).

(h) Such Grantor does not have any interest in real property except as disclosed on Schedule IX (if any). Each Grantor shall deliver to the Secured Party a revised version of Schedule IX showing any changes thereto within 20 days of any such change. Except as otherwise agreed to by the Required Lenders, all such interests in real property with respect to such real property are subject to a Mortgage in favor of the Secured Party.

(i) Each Grantor shall duly and properly record each interest in real property held by such Grantor that is required to be subject to a Mortgage, except with respect to easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that such Grantor, in good faith, using prudent customs and practices in the industry in which it operates, does not believe are of material value or material to the operation of such Grantor’s business or, with respect to state and federal rights of way, are not capable of being recorded as a matter of state and federal law.

(j) All Equipment (including, without limitation, Motor Vehicles) owned by such Grantor and subject to a certificate of title or ownership statute is described on Schedule X hereto.

Section 3. Collateral.

(a) As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, each Grantor hereby pledges and grants to the Secured Party, for the benefit of the Lenders, a Lien on and security interest in all of such Grantor’s right, title and interest in the following properties and assets of such Grantor, whether now owned by such Grantor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as “Collateral”):

i) all Instruments, together with all payments thereon or thereunder, and Letter-of-Credit Rights;

ii) all Accounts and Supporting Obligations;

iii) all Inventory;

iv) all General Intangibles (including Software);

v) all Equipment;

vi) all Documents;

vii) all Contracts;

viii) all Goods;

ix) all Investment Property, including without limitation all equity interests now owned or hereafter acquired by such Grantor;

x) all Deposit Accounts, including, without limitation, the Reserve Account and the balance from time to time in all bank accounts maintained by such Grantor;

xi) all Commercial Tort Claims specified on Schedule VIII;

xii) all Trademarks, Patents and Copyrights;

xiii) all Chattel Paper, all amounts payable thereunder, all rights and remedies of such Grantor thereunder including but limited to the right to amend, grant waivers and declare defaults, any and all accounts evidenced thereby, any guarantee thereof, and all collections and monies due or to become due or received by any Person in payment of any of the foregoing;

xiv) all books and records pertaining to the Collateral; and

xv) all other tangible and intangible property of such Grantor, including, without limitation, all interests in real property, Proceeds, tort claims, products, accessions, rents, profits, income, benefits, substitutions, additions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon, insurance claims and all rights, claims and benefits against any Person relating thereto), other rights to payments not otherwise included in the foregoing, and all books, correspondence, files, records, invoices and other papers, including without limitation all tapes, cards, computer runs, computer programs, computer files and other papers, documents and records in the possession or under the control of such Grantor, any computer bureau or service company from time to time acting for such Grantor.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in, and the term “Collateral” shall be deemed to exclude, all of the following property: (A) any intent-to-use trademark applications filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, to the extent that, and solely during the period in which, the grant of a security interest therein would otherwise invalidate such Grantor’s right, title or interest therein, (B) any property owned by a Grantor that is subject to a purchase money Lien or a Capital Lease permitted hereunder or under the Credit Agreement if the contractual obligation pursuant to which such Lien is granted (or the document providing for such Capital Lease) prohibits the creation of a Lien thereon or expressly requires the consent of any person other than a Loan Party, unless such consent has been obtained or such prohibitions otherwise cease to exist, in which case such Collateral shall automatically become subject to the security interest granted hereunder, (C) any General Intangibles or other rights, in each case arising under any contracts, instruments, licenses or other documents as to which the grant of a security interest would violate or invalidate any such contract, instrument, license or other document or give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder, (D) any asset, the granting of a security interest in which would be void or illegal under any applicable governmental law, rule or regulation, or pursuant thereto would result in, or permit the termination of, such asset, provided, that the property described in clauses (C) and (D) above shall only be excluded from the term “Collateral” to the extent the conditions stated therein are not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other Applicable Law and (E) the Excluded Accounts.

(b) The security interest grant under this Section does not constitute and is not intended to result in a creation or an assumption by the Secured Party of any obligation of any Grantor or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (i) the exercise by the Secured Party of any of its rights in the Collateral shall not release any Grantor from any of its duties or obligations in respect of the Collateral other than any duties and obligations arising with respect to Collateral after such Grantor has been dispossessed of such Collateral by the Secured Party (or its assignee), which, by their nature, may not be satisfied without possession of such Collateral and (ii) neither the Secured Party nor any Lender shall have any obligations or liability in respect of the Collateral by reason of this Agreement, nor shall the Secured Party or any Lender be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Covenants; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, each Grantor hereby agrees with the Secured Party as follows:

4.1 Delivery and Other Perfection; Maintenance, etc.

(a) Delivery of Instruments, Documents, Etc. Each Grantor shall deliver and pledge to the Secured Party or its Representative any and all Instruments, negotiable Documents and Chattel Paper evidencing amounts greater than $100,000 individually or in the aggregate and certificated securities accompanied by stock/membership interest powers executed in blank, which stock/membership interest powers may be filled in and completed at any time upon the occurrence and during the continuance of any Event of Default duly endorsed and/or accompanied by such instruments of assignment and transfer executed by such Grantor in such form and substance as the Secured Party or its Representative may request; provided, that so long as no Event of Default shall have occurred and be continuing, each Grantor may retain for collection in the ordinary course of business any Instruments, negotiable Documents and Chattel Paper received by such Grantor in the ordinary course of business, and the Secured Party or its Representative shall, promptly upon request of a Grantor, make appropriate arrangements for making any other Instruments, negotiable Documents and Chattel Paper pledged by such Grantor available to such Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Secured Party or its Representative, against a trust receipt or like document). If a Grantor retains possession of any Chattel Paper, negotiable Documents or Instruments evidencing amounts greater than $50,000 individually or in the aggregate pursuant to the terms hereof, such Chattel Paper, negotiable Documents and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Wilmington Trust, National Association, in its capacity as agent for one or more creditors, as Secured Party.”

(b) Other Documents and Actions. Each Grantor shall give, execute, deliver, file and/or record any financing statement, registration, notice, instrument, document, agreement, Mortgage or other papers that may be necessary (as determined in the reasonable judgment of the Secured Party or its Representative (at the direction of the Required Lenders) or the Required Lenders) to create, preserve, perfect or validate the security interest granted pursuant hereto (or any security interest or mortgage contemplated or required hereunder, including with respect to Section 2(h) of this Agreement) or to enable the Secured Party or its Representative to exercise and enforce the rights of the Secured Party hereunder with respect to such pledge and security interest; provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (e) below. Notwithstanding the foregoing each Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements (and other similar filings or registrations under any Applicable Laws and regulations pertaining to the creation, attachment, or perfection of security interests) and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Secured Party promptly upon request.

(c) Books and Records. Each Grantor shall maintain at its own cost and expense, in accordance with sound business practices, complete and accurate, in all material respects, books and records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Upon the occurrence and during the continuation of any Event of Default, each Grantor shall deliver and turn over any such books and records (or true and correct copies thereof) to the Secured Party or its Representative at any time on demand. Each Grantor shall permit any Representative of the Secured Party to inspect such books and records in accordance with Section 6.2 of the Credit Agreement.

(d) Motor Vehicles. Each Grantor shall, promptly upon acquiring same, cause the Secured Party to be listed as the lienholder on each certificate of title or ownership covering any items of Equipment, including Motor Vehicles, having a value in excess of $300,000 individually or in the aggregate for all such items of Equipment of the Grantor, or otherwise comply with the certificate of title or ownership laws of the relevant jurisdiction issuing such certificate of title or ownership in order to properly evidence and perfect the Secured Party’s security interest in the assets represented by such certificate of title or ownership.

(e) Notice to Account Debtors; Verification. (i) Upon the occurrence and during the continuance of any Event of Default, upon request of the Secured Party or its Representative, each Grantor shall promptly notify (and each Grantor hereby authorizes the Secured Party and its Representative so to notify) each account debtor in respect of any Accounts or Instruments or other Persons obligated on the Collateral that such Collateral has been assigned to the Secured Party hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Secured Party, and (ii) the Secured Party and its Representative shall have the right at any time or times to make direct verification with the account debtors or other Persons obligated on the Collateral of any and all of the Accounts or other such Collateral.

(f) Intellectual Property. Each Grantor represents and warrants that the Copyrights, Patents, Intellectual Property Licenses and Trademarks listed on Schedules III, IV, V and VI, respectively (if any), constitute all of the registered Copyrights and all of the Patents, Intellectual Property Licenses and Trademarks owned by such Grantor as of the date hereof. If such Grantor shall (i) obtain rights to any new patentable inventions, any registered Copyrights or any Patents, Intellectual Property Licenses or Trademarks, or (ii) become entitled to the benefit of any registered Copyrights or any Patents, Intellectual Property Licenses or Trademarks or any improvement on any Patent, the provisions of this Agreement above shall automatically apply thereto and such Grantor shall give to the Secured Party notice thereof in accordance with Section 6.8(d) of the Credit Agreement. Each Grantor hereby authorizes the Secured Party to modify this Agreement by amending Schedules III, IV, V and VI, as applicable, to include any such registered Copyrights or any such Patents, Intellectual Property Licenses and Trademarks. Each Grantor shall (i) prosecute diligently any patent, trademark or service mark applications pending as of the date hereof or hereafter to the extent material to the operations of the business of such Grantor, (ii) preserve and maintain all rights in the Copyrights, Patents, Intellectual Property Licenses and Trademarks, to the extent material to the operations of the business of such Grantor and (iii) ensure that the Copyrights, Patents, Intellectual Property Licenses and Trademarks are and remain enforceable, to the extent material to the operations of the business of such Grantor. Any expenses incurred in connection with such Grantor’s obligations under this Section 4.1(f) shall be borne by such Grantor. Except for any such items that a Grantor reasonably believes in good faith (using prudent industry customs and practices) are no longer necessary for the on-going operations of its business, no Grantor shall abandon any material right to file a patent, trademark or service mark application, or abandon any pending patent, trademark or service mark application or any other Copyright, Patent, Intellectual Property License or Trademark without the prior written consent of the Secured Party (at the direction of the Required Lenders), which consent shall not be unreasonably withheld.

(g) Further Identification of Collateral. Each Grantor will, when and as often as requested by the Secured Party or its Representative (but, absent the occurrence and continuance of an Event of Default, in no event more frequently than quarterly), furnish to the Secured Party or such Representative, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party or its Representative may reasonably request, all in reasonable detail.

(h) Investment Property. Each Grantor will take any and all actions required or requested by the Secured Party, from time to time, to cause the Secured Party to obtain exclusive control of any Investment Property owned by such Grantor. For purposes of this Section 4.1(h), the Secured Party shall have exclusive control of Investment Property if (i) such Investment Property consists of certificated securities and a Grantor delivers such certificated securities to the Secured Party (with assignments in blank or appropriate endorsements if such certificated securities are in registered form); (ii) such Investment Property consists of uncertificated securities and the issuer thereof agrees, pursuant to documentation in form and substance reasonably satisfactory to the Secured Party and the Required Lenders, that it will comply with instructions originated by the Secured Party without further consent by such Grantor, and (iii) such Investment Property consists of security entitlements and either (x) the Secured Party becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to the documentation in form and substance satisfactory to the Secured Party and the Required Lenders, that it will comply with entitlement orders originated by the Secured Party without further consent by any Grantor.

(i) Commercial Tort Claims. Each Grantor shall promptly notify the Secured Party of any Commercial Tort Claims acquired by it that concerns claims in excess of $100,000 individually or in the aggregate and unless otherwise consented to by the Secured Party or the Required Lenders, such Grantor shall enter into a supplement to this Agreement granting to the Secured Party a Lien on and security interest in such Commercial Tort Claim.

4.2 Preservation of Rights. Whether or not an Event of Default has occurred or is continuing, the Secured Party and its Representative shall have the right, at the direction of the Required Lenders, to take any steps the Secured Party or its Representative (at the direction of the Required Lenders) reasonably deems necessary or appropriate to preserve any Collateral or any rights against third parties to any of the Collateral upon the Grantors’ failure to do so, including obtaining insurance for the Collateral at any time when such Grantor has failed to do so, and Grantors shall promptly pay, or reimburse the Secured Party and the Lenders for, all reasonable and customary out-of-pocket expenses incurred in connection therewith.

4.3 Name Change; Location; Bailees.

(a) No Grantor shall form or acquire any subsidiary other than in accordance with the express terms of the Credit Agreement.

(b) Each Grantor shall provide the Secured Party at least 10 Business Days prior written notice of (i) any reincorporation or reorganization of itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof, and/or (ii) any change of its name, identity or corporate structure. Each Grantor will notify the Secured Party promptly, in writing (but in any event at least 10 Business Days) prior to any such change in the proposed use by such Grantor of any tradename or fictitious business name other than any such name set forth on Schedule II attached hereto.

(c) Except for the sale of Inventory in the ordinary course of business, other sales of assets expressly permitted by the terms of the Credit Agreement and except for Collateral temporarily located for maintenance or repair (so long as the applicable Grantor shall promptly provide the Secured Party with written notice of such temporary location), each Grantor will keep Collateral with a value in excess of $100,000 individually or in the aggregate at the locations specified in Schedule I. Each Grantor will give the Secured Party 10 Business Days prior written notice before any change in such Grantor’s chief place of business or of any new location for any of the Collateral with a value in excess of $50,000 individually or in the aggregate at all such locations.

4.4 Other Liens. Grantors will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of the Secured Party in and to the Collateral and in and to all Proceeds thereof against the claims and demands of all Persons whatsoever.

(a) If any Collateral is at any time in the possession or control of any warehousemen, bailee, consignee or processor, such Grantor shall promptly notify the Secured Party of such fact and, upon the request of the Secured Party or its Representative, notify such warehousemen, bailee, consignee or processor of the Lien and security interest created hereby and shall instruct such Person to hold all such Collateral for the Secured Party’s account subject to the Secured Party’s instructions.

(b) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement naming a Grantor, as debtor, and the Secured Party, as secured party, without the prior written consent of the Secured Party and agrees that it will not do so without the prior written consent of the Secured Party, subject to such Grantor’s rights under Section 9-509(d)(2) to the UCC.

4.5 Bank Accounts and Securities Accounts. On or prior to the date hereof, the Secured Party and each Grantor, as applicable, shall enter into an account control agreement or securities account control agreement, as applicable (each a “Control Agreement”), in a form reasonably acceptable to the Secured Party and the Required Lenders, with each financial institution with which such Grantor maintains from time to time any Deposit Accounts (general or special), securities accounts, brokerage accounts or other similar accounts (other than Excluded Accounts), which financial institutions are set forth on Schedule IX attached hereto. Pursuant to this Agreement, each such Grantor grants and shall grant to the Secured Party a continuing lien upon, and security interest in, all such accounts and all funds at any time paid, deposited, credited or held in such accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of such financial institutions. Following the Closing Date, no Grantor shall establish any Deposit Account, securities account, brokerage account or other similar account (other than Excluded Accounts) with any financial institution unless prior or concurrently thereto the Secured Party and such Grantor shall have entered into a Control Agreement with such financial institution which purports to cover such account. Each Grantor shall deposit and keep on deposit all of its funds in a Deposit Account (other than funds in Excluded Accounts) which is subject to a Control Agreement.

4.6 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

(a) each Grantor shall, at the request of the Secured Party or its Representative or the Required Lenders, assemble the Collateral and make it available to the Secured Party or its Representative or the Required Lenders at a place or places designated by the Secured Party or its Representative which are reasonably convenient to the Secured Party or its Representative, as applicable, the Required Lenders and such Grantor;

(b) the Secured Party or its Representative (each at the direction of the Required Lenders) or the Required Lenders may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c) the Secured Party shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not said UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral in accordance with this Agreement and the other Loan Documents as if the Secured Party were the sole and absolute owner thereof (and each Grantor agrees to take all such action as may be appropriate to give effect to such right);

(d) the Secured Party or its Representative shall have the right, at the direction of the Required Lenders, in the name of the Secured Party or in the name of a Grantor or otherwise, to demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(e) the Secured Party or its Representative shall have the right, at the direction of the Required Lenders, to take immediate possession and occupancy of any premises owned, used or leased by a Grantor and exercise all other rights and remedies which may be available to the Secured Party;

(f) the Secured Party shall have the right, at the direction of the Required Lenders, upon reasonable notice (such reasonable notice to be determined by the Secured Party in its sole and absolute discretion, which shall not be less than 10 days), with respect to the Collateral or any part thereof (whether or not the same shall then be or shall thereafter come into the possession, custody or control of the Secured Party or its Representative), to sell, lease, license, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Secured Party (at the direction of the Required Lenders) deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Secured Party or any Lender or anyone else may be the purchaser, lessee, licensee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Grantors, any such demand, notice and right or equity being hereby expressly waived and released. The Secured Party (at the direction of the Required Lenders) or the Required Lenders may, to the fullest extent permitted by Applicable Law, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned;

(g) the Secured Party may, and at the direction of the Required Lenders shall, proceed to perform any and all of the obligations of any Grantor contained in any Contract and exercise any and all rights of a Grantor therein contained as such Grantor itself could;

(h) the Secured Party shall have the right to use any Grantor’s rights under any Intellectual Property Licenses in connection with the enforcement of the Secured Party’s rights hereunder; and

(i) the rights, remedies and powers conferred by this Section 4.6 are in addition to, and not in substitution for, any other rights, remedies or powers that the Secured Party may have under any Loan Document, at law, in equity or by or under the UCC or any other statute or agreement. The Secured Party may proceed by way of any action, suit or other proceeding at law or in equity and no right, remedy or power of the Secured Party will be exclusive of or dependent on any other. The Secured Party may exercise any of its rights, remedies or powers separately or in combination and at any time.

The proceeds of each collection, sale or other disposition under this Section 4.6 shall be applied in accordance with Section 4.9 hereof.

4.7 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, the Grantors shall remain jointly and severally liable for any deficiency.

4.8 Private Sale. Each Grantor recognizes that the Secured Party may be unable to effect a public sale of any or all of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and each Grantor agrees that it is not commercially unreasonable for the Secured Party to engage in any such private sales or dispositions under such circumstances. The Secured Party shall be under no obligation to delay a sale of any of the Collateral to permit a Grantor to register such Collateral for public sale under the Act, or under applicable state securities laws, even if any Grantors would agree to do so. The Secured Party shall not incur any liability as a result of the sale of any such Collateral, or any part thereof, at any private sale provided for in this Agreement and each Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree.

Each Grantor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of any such Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Grantor’s expense. Each Grantor further agrees that a breach of any of the covenants contained in this Section 4.8 will cause irreparable injury to the Secured Party and the Lenders, that the Secured Party and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 4.8 shall be specifically enforceable against the Grantors, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

4.9 Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Collateral following the occurrence and during the continuance of an Event of Default, and any other cash at the time held by the Secured Party under this Agreement, shall be applied to the Obligations in such order as the Secured Party or the Required Lenders shall elect.

4.10 Attorney-in-Fact. Each Grantor hereby irrevocably constitutes and appoints the Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time upon the occurrence and during the continuance of an Event of Default in the discretion of the Secured Party, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary to perfect or protect any security interest granted hereunder, to maintain the perfection or priority of any security interest granted hereunder, and, without limiting the generality of the foregoing, hereby gives the Secured Party the power and right, on behalf of such Grantor, without notice to or assent by such Grantor (to the extent permitted by Applicable Law), to do the following:

(a) upon the occurrence and during the continuation of an Event of Default, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement;

(b) upon the occurrence and during the continuation of an Event of Default, to ask, demand, collect, receive and give acquittance and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Grantor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party (at the direction of the Required Lenders) for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party (at the direction of the Required Lenders) for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

(c) to pay or discharge charges or liens levied or placed on or threatened against the Collateral, to effect any insurance called for by the terms of this Agreement or the Credit Agreement and to pay all or any part of the premiums therefor;

(d) upon the occurrence and during the continuation of an Event of Default, to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Secured Party or as the Secured Party shall direct (at the direction of the Required Lenders), and to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral;

(e) upon the occurrence and during the continuation of an Event of Default, to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against Grantors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral;

(f) upon the occurrence and during the continuation of an Event of Default, to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

(g) upon the occurrence and during the continuation of an Event of Default, to defend any suit, action or proceeding brought against a Grantor with respect to any Collateral;

(h) upon the occurrence and during the continuation of an Event of Default, to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate (at the direction of the Required Lenders);

(i) to the extent that a Grantor’s authorization given in Section 4.1(b) of this Agreement is not sufficient to file such financing statements with respect to this Agreement, with or without such Grantor’s signature, or to file a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate (at the direction of the Required Lenders);

(j) upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes; and

(k) to do, at the Secured Party’s option (at the direction of the Required Lenders) and at such Grantor’s expense, at any time, or from time to time, all acts and things which the Secured Party reasonably deems necessary to protect or preserve or, upon the occurrence and during the continuation of an Event of Default, realize upon the Collateral and the Secured Party’s lien therein, in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Each Grantor hereby ratifies, to the extent permitted by law, all that such attorneys lawfully do or cause to be done by virtue hereof provided the same is performed in a commercially reasonable manner. The power of attorney granted hereunder is a power coupled with an interest and shall be irrevocable until the Obligations are Paid in Full and this Agreement is terminated in accordance with Section 4.12 hereof.

Each Grantor also authorizes the Secured Party, at any time from and after the occurrence and during the continuation of any Event of Default, (x) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts hereunder and other matters relating thereto and (y) to execute, in connection with any sale of Collateral provided for in Section 4.6 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

4.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Grantor shall:

(a) file such financing statements, assignments for security and other documents in such offices as may be necessary or as the Secured Party, its Representative or the Required Lenders may request to perfect the security interests granted by Section 3 of this Agreement;

(b) at the Secured Party’s or the Required Lenders’ request, deliver to the Secured Party or its Representative the originals of all Instruments required to be so delivered hereunder together with, in the case of Instruments constituting promissory notes, allonges attached thereto showing such promissory notes to be payable to the order of a blank payee;

(c) deliver to the Secured Party or its Representative an Account Control Agreement for each Deposit Account owned by such Grantor, acceptable in all respects to the Secured Party and the Required Lenders, duly executed by the applicable Grantor and the financial institution at which such Grantor maintains such Deposit Account; and

(d) deliver to the Secured Party or its Representative the originals of all Motor Vehicle titles with respect to Motor Vehicles having a value in excess of $300,000 in the aggregate, duly endorsed indicating the Secured Party’s interest therein as a lienholder, together with such other documents as may be required consistent with Section 4.1(d) hereof to perfect the security interest granted by Section 3 in all such Motor Vehicles (if any).

4.12 Termination; Partial Release of Collateral. This Agreement and the Liens and security interests granted hereunder shall continue in effect until the Obligations are Paid in Full. When the Obligations are Paid in Full, the security interest granted hereby shall automatically terminate and all rights to the Collateral shall revert to the applicable Grantor, and the Secured Party will promptly following such termination deliver possession of all Collateral to the Grantors and execute and deliver to the Grantors such documents as are necessary to evidence such termination, including UCC termination statements and such other documentation as shall be reasonably requested by the Grantors to effect the termination and release of the Liens and security interests in favor of the Secured Party affecting the Collateral. Upon any sale of property, permitted by the Credit Agreement, to a party who is not a Grantor or a Subsidiary of a Grantor, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Secured Party shall, at Grantors’ expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the Secured Party, including financing statement amendments to evidence such release.

4.13 Further Assurances. At any time and from time to time, upon the written request of the Secured Party, its Representative or the Required Lenders, and at the sole expense of the Grantors, the Grantors shall promptly and duly execute and deliver any and all such further instruments, documents and agreements and take such further actions as the Secured Party, its Representative or the Required Lenders may reasonably require in order for the Secured Party to obtain the full benefits of this Agreement and of the rights and powers herein granted in favor of the Secured Party, including, without limitation, using the Grantors’ commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to the Secured Party of any Collateral held by the Grantors or in which a Grantor has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the liens and security interests granted hereby, transferring Collateral to the Secured Party’s possession (if a security interest in such Collateral can be perfected by possession), placing the interest of the Secured Party as lienholder on the certificate of title of any Motor Vehicle, obtaining waivers of liens from landlords and mortgagees and delivering to the Secured Party all such Control Agreements as the Secured Party, its Representative or the Required Lenders shall require duly executed by the applicable Grantor and the financial institution at which such Grantor maintains a Deposit Account covered by such Control Agreement. Each Grantor also hereby authorizes the Secured Party and its Representative to file any such financing or continuation statement without the signature of such Grantor to the extent permitted by Applicable Law.

4.14 Limitation on Duty of Secured Party. The powers conferred on the Secured Party under this Agreement are solely to protect the Secured Party’s interest on behalf of itself and the Lenders in the Collateral and shall not impose any duty upon it to exercise any such powers. Without in any way limiting the exculpation and indemnification provisions of the Credit Agreement, the Secured Party shall be accountable only for amounts that it actually receives and retains for its own account as a result of the exercise of such powers and neither the Secured Party nor its Representative nor any of their respective officers, directors, employees or agents shall be responsible to Grantors for any act or failure to act, except for gross negligence or willful misconduct. Without limiting the foregoing, the Secured Party and any Representative shall each be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its respective possession if such Collateral is accorded treatment substantially similar to that which the relevant Secured Party or any Representative, in its individual capacity, accords its own property consisting of the type of Collateral involved, it being understood and agreed that neither the Secured Party nor any Representative shall have any responsibility for taking any necessary steps (other than steps taken in accordance with the standard of care set forth above) to preserve rights against any Person with respect to any Collateral.

Without limiting the generality of the foregoing, neither the Secured Party nor any Representative shall have any obligation or liability under any Contract or license by reason of or arising out of this Agreement or the granting to the Secured Party of a security interest therein or assignment thereof or the receipt by the Secured Party or any Representative of any payment relating to any Contract or license pursuant hereto, nor shall the Secured Party or any Representative be required or obligated in any manner to perform or fulfill any of the obligations of the Grantors under or pursuant to any Contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or license, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Section 5. Miscellaneous.

5.1 No Waiver. No failure on the part of the Secured Party or any of its Representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Party or any of its Representatives of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

5.2 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

5.3 Notices. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Credit Agreement; provided, that, to the extent any such communication (i) is being made or sent to a Grantor such communication shall be effective as to such Grantor if made or sent to the Borrower or in accordance with the foregoing or (ii) is being made or sent to the Agent, such communication shall be made to the Agent at the address set forth below the Agent’s signature hereto. The Grantors and the Agent may change their respective notice addresses by written notice given to the other parties hereto 10 days following the effectiveness of such change.

5.4 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Grantor and the Secured Party. Any such amendment or waiver shall be binding upon the Secured Party and each Grantor and their respective successors and assigns.

5.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, that no Grantor shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the Secured Party and the Required Lenders. The Secured Party, in its capacity as the Agent, may assign its rights and obligations hereunder (a) without the consent of the Grantors, to any Eligible Assignee or (b) with the Grantors’ consent (not to be unreasonably withheld, conditioned or delayed), any other Person acceptable to the Required Lenders and the Secured Party; provided that the Grantors’ consent under this clause (b) shall not be required if an Event of Default has occurred and is then continuing, and in each event such assignee shall be deemed to be the Secured Party hereunder with respect to such assigned rights.

5.6 Counterparts; Headings. This Agreement may be authenticated in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may authenticate this Agreement by signing any such counterpart. This Agreement may be authenticated by manual signature or facsimile, .pdf or similar electronic signature, all of which shall be equally valid. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

5.7 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party and its Representative in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

5.8 SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT’S OPTION (AT THE DIRECTION OF THE REQUIRED LENDERS), IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

5.9 WAIVER OF RIGHT TO TRIAL BY JURY. EACH GRANTOR AND THE SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH GRANTOR AND THE SECURED PARTY HEREBY AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 5.9 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

5.10 Joint and Several. The obligations, covenants and agreements of the Grantors hereunder shall be the joint and several obligations, covenants and agreements of each Grantor, whether or not specifically stated herein without preferences or distinction among them.

5.11 Agent.

(a) The Lenders have, pursuant to Section 9 of the Credit Agreement, designated and appointed the Agent as the administrative agent and collateral agent of the Lenders under this Agreement and the other Loan Documents.

(b) For the avoidance of doubt, all of the powers, rights, remedies and privileges granted or provided to the Secured Party under this Agreement are for the benefit of and may be exercised and utilized by the Lenders directly, at the option of the Required Lenders. The Agent shall act (or omit to act) at the direction of the Required Lenders under any provision of this Agreement requiring the Secured Party to take action or to omit from taking action (other than ordinary administration) or to exercise discretion.

(c) Nothing in this Section 5.11 shall be deemed to limit or otherwise affect the rights of the Secured Party or the Lenders to exercise any remedy provided in this Agreement or any other Loan Document.

(d) If pursuant to any Loan Document, the Secured Party is given the discretion to allocate proceeds received by the Secured Party pursuant to the exercise of remedies under the Loan Documents or at law or in equity (including without limitation with respect to any secured creditor remedies exercised against the Collateral and any other collateral security provided for under any Loan Documents), the Secured Party (at the direction of the Required Lenders) or the Required Lenders shall apply such proceeds to the then outstanding Obligations in such order as the Secured Party (at the direction of the Required Lenders) or the Required Lenders shall elect.

5.12 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.13 ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, SUPERSEDES ALL OTHER PRIOR ORAL OR WRITTEN AGREEMENTS BETWEEN THE SECURED PARTY, THE GRANTORS, THEIR AFFILIATES AND PERSONS ACTING ON THEIR BEHALF WITH RESPECT TO THE MATTERS DISCUSSED HEREIN, AND THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AND THE OTHER INSTRUMENTS REFERENCED HEREIN AND THEREIN, CONTAINS THE ENTIRE UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE MATTERS COVERED HEREIN AND THEREIN AND, EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR THEREIN, NEITHER THE SECURED PARTY NOR ANY GRANTOR MAKES ANY REPRESENTATION, WARRANTY, COVENANT OR UNDERTAKING WITH RESPECT TO SUCH MATTERS. AS OF THE DATE OF THIS AGREEMENT, THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS DISCUSSED HEREIN. NO PROVISION OF THIS AGREEMENT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED OTHER THAN BY AN INSTRUMENT IN WRITING SIGNED BY THE GRANTORS AND THE SECURED PARTY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

GRANTORS:

WORKHORSE GROUP Inc.

By:	/s/ Stephen S. Burns
Name:	Stephen S. Burns
Title:	CEO

WORKHORSE TECHNOLOGIES INC.

By:	/s/ Stephen S. Burns
Name:	Stephen S. Burns
Title:	CEO

WORKHORSE PROPERTIES INC.

By:	/s/ Stephen S. Burns
Name:	Stephen S. Burns
Title:	CEO

WORKHORSE MOTOR WORKS INC

By:	/s/ Stephen S. Burns
Name:	Stephen S. Burns
Title:	CEO

SUREFLY, INC.

By:	/s/ Duane A. Hughes
Name:	Duane A. Hughes
Title:	CEO

[Signature Page to Security Agreement]

SECURED PARTY:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Agent

By:	/s/ Jamie Roseberg
Name:	Jamie Roseberg
Title:	Banking Officer

Notice Address:
50 South Sixth Street, Ste. 1290
Minneapolis, MN 55402

[Signature Page to Security Agreement]

Schedule I

A. Organizational Information

Exact Legal Name	Jurisdiction of Formation and Registration	Country / State / Provincial Entity Registration / ID No.	Federal employer identification number	Date of Formation	Chief executive offices	Principal mailing addresses
Workhorse Group Inc.	Nevada	E0780542007-8	26-1394771	November 13, 2007	100 Commerce Drive, Loveland, Ohio 45140	100 Commerce Drive, Loveland, Ohio 45140
Workhorse Technologies Inc.	Ohio	1679236	20-8529895	February 20, 2007	100 Commerce Drive, Loveland, Ohio 45140	100 Commerce Drive, Loveland, Ohio 45140
Workhorse Properties Inc.	Ohio	3943690	32-0553760	September 23, 2016	100 Commerce Drive, Loveland, Ohio 45140	100 Commerce Drive, Loveland, Ohio 45140
Workhorse Motor Works Inc	Indiana	2013011400560	38-3900022	January 11, 2013	100 Commerce Drive, Loveland, Ohio 45140	100 Commerce Drive, Loveland, Ohio 45140
Surefly, Inc.	Delaware	6675215	35-2615741	December 22, 2017	100 Commerce Drive, Loveland, Ohio 45140	100 Commerce Drive, Loveland, Ohio 45140

B. Location of Equipment, Inventory and Goods

Grantor Name	Location of Equipment, Inventory and Goods
Workhorse Group Inc., Workhorse Properties Inc., Workhorse Technologies Inc., and Workhorse Motor Works Inc	100 Commerce Drive, Loveland, Ohio 45140
Workhorse Group Inc.	119 Northeast Drive, Loveland, Ohio 45140
Workhorse Motor Works Inc	940 S. State Road 32, Union City, Indiana 47390
Surefly, Inc.	4760 Airport Road, Cincinnati, Ohio 45226

C. Collateral in Possession of Bailee, Warehousemen, Processor or Consignee.

Name	Complete Street and Mailing Address, including County and Zip Code	Company/Subsidiary
None.

Schedule II

List of Trade Names/Fictitious Names Used in the Past Five Years

Former names of Loan Parties listed below:

Workhorse Group Inc., a Nevada company (f/k/a AMP Holding Inc.)

Workhorse Technologies Inc., an Ohio company (f/k/a AMP Electric Vehicles Inc.)

Workhorse Motor Works Inc, an Indiana company (f/k/a AMP Trucks Inc.)

Schedule III

List of Copyrights

None.

Schedule IV

List of License Agreements

None.

Schedule V

List of Patents and Patent Applications

Code/Matter No.	Country	Serial Number	Application Date	Patent Number	Issue/ Grant Date	Expiration Date	Title	Assignee
AMPI	Canada	2523653	10/17/2005	2523653	12/22/2009	10/17/2025	VEHICLE CHASSIS ASSEMBLY	Workhorse Motor Works Inc
AMPI	United States	11/252,220	10/17/2005	7,717,464	05/18/2010	09/06/2026	Vehicle Chassis Assembly	Workhorse Group Inc.
AMPI	United States	11/252,219	10/17/2005	7,559,578	07/14/2009	09/06/2026	Vehicle Chassis Assembly	Workhorse Group Inc.
AMPI	United States	29/243,074	11/18/2005	D561,078	02/05/2008	02/05/2022	Vehicle Header	Workhorse Group Inc.
AMPI	United States	29/243,129	11/18/2005	D561,079	02/05/2008	02/05/2022	Vehicle Header	Workhorse Group Inc.
AMPI 10US	United States	13/283,663	10/28/2011	8,541,915	09/24/2013	12/16/2031	DRIVE MODULE AND MANIFOLD FOR ELECTRIC MOTOR DRIVE ASSEMBLY	Workhorse Technologies Inc.
AMPI 23U	United States	14/606,497	01/27/2015	9,481,256	11/01/2016	05/03/2035	ONBOARD GENERATOR DRIVE SYSTEM FOR ELECTRIC VEHICLES	Workhorse Technologies Inc.
AMPI 24A	United States	15/915,144	03/08/2018				PACKAGE DELIVERY BY MEANS OF AN AUTOMATED MULTI-COPTER UAS/UAV DISPATCHED FROM A CONVENTIONAL DELIVERY VEHICLE	Workhorse Group Inc.
AMPI 24U	United States	14/989,870	01/07/2016	9,915,956	03/13/2018	06/24/2036	PACKAGE DELIVERY BY MEANS OF AN AUTOMATED MULTI-COPTER UAS/UAV DISPATCHED FROM A CONVENTIONAL DELIVERY VEHICLE	Workhorse Group Inc.
AMPI 26U	United States	15/994,185	05/31/2018				AUXILIARY POWER SYSTEM FOR ROTORCRAFT WITH FOLDING PROPELLER ARMS AND CRUMPLE ZONE LOADING GEAR	Surefly, Inc.
AMPI 26WO	Patent Cooperation Treaty	US2018/035353	05/31/2018				AUXILIARY POWER SYSTEM FOR ROTORCRAFT WITH FOLDING PROPELLER ARMS AND CRUMPLE ZONE LOADING GEAR	Surefly, Inc.
AMPI 31	United States	62/733,870	09/20/2018				AUTONOMOUS TRACTOR SYSTEM	Workhorse Group Inc.

Schedule VI

List of Trademarks

Code/Matter No.	Mark Name	Country	Current Owner	Application Number	Application Date	Registration Number	Registration Date	Classes	Goods
	NOTHING OUTWORKS A WORKHORSE	Canada	Workhorse Group Inc.	1,053,053	03/30/2000	601,870	02/11/2004	N/A	Chassis, bodies and parts thereof for delivery trucks, recreational land vehicles, buses and other specialty motorized vehicles, namely, auto transport trucks, concrete mixer trucks, dump trucks, garbage hauler trucks, oil-field trucks, stake and platform trucks, tank trucks, wrecker and tow trucks and scissors trucks, but specifically excluding utility cars for turf maintenance for use at golf courses, country clubs, municipalities, building complexes and large scale industrial complexes
AMPI 01	WORKHORSE CUSTOM CHASSIS	Canada	Workhorse Group Inc.	1,053,052	03/30/2000	601,775	02/10/2004	N/A	Chassis, bodies and parts thereof for delivery trucks, recreational land vehicles, buses and other specialty motorized vehicles, namely, auto transport trucks, concrete mixer trucks, dump trucks, garbage hauler trucks, oil-field trucks, stake and platform trucks, tank trucks, wrecker and tow trucks and scissors trucks, but specifically excluding utility cars for turf maintenance for use at golf courses, country clubs, municipalities, building complexes and large scale industrial complexes
AMPI 01	Workhorse UFO and Logo	Canada	Workhorse Group Inc.	1,328,215	12/14/2006	757,840	01/26/2010	N/A	Chassis and bodies for recreational vehicles
AMPI 01	WORKHORSE	Canada	Workhorse Group Inc.	1,468,395	02/04/2010	783,257	11/23/2010	N/A	Chassis, bodies, and parts thereof, for recreational land vehicles, buses and trucks
AMPI 01	WORKHORSE	Mexico	Workhorse Group Inc.	1068329	02/18/2010	1200569	02/10/2011
AMPI 01	WORKHORSE CUSTOM CHASSIS	Mexico	Workhorse Group Inc.	419462	04/05/2000	685022	01/31/2001
AMPI 01	NOTHING OUTWORKS A WORKHORSE	Mexico	Workhorse Group Inc.	419463	04/05/2000	685023	01/31/2001
AMPI 01	WORKHORSE CUSTOM CHASSIS	United States	Workhorse Motor Works Inc	75/816,152	10/05/1999	2,413,878	12/19/2000	12	Chassis, bodies, and parts thereof, for recreational land vehicles, buses
AMPI 15IS	AMP	Iceland	Workhorse Group Inc.	1295/2011	05/05/2011	557/2011	05/31/2011	12	Electric drives for vehicles; Electric vehicles, namely, land vehicles
AMPI 25	WORKHORSE	United States	Workhorse Motor Works Inc	78/571,788	02/21/2005	3,214,777	03/06/2007	12	Chassis, bodies, and parts thereof, for recreational land vehicles, buses and trucks
AMPI 27	SUREFLY	United States	Workhorse Group Inc.	87/431,425	05/01/2017	5,476,952	05/22/2018	12	Aircraft
AMPI 28	Horsefly	United States	Workhorse Group Inc.	87/770,725	01/25/2018			12	Package Delivery System Utilizing Drones
AMPI 28CA	HORSEFLY	Canada	Workhorse Group Inc.	1909131	07/12/2018			12	Package delivery systems consisting primarily of civilian drones
AMPI 28CN	HORSEFLY	China P.R.	Workhorse Group Inc.	32402121	07/23/2018			12	Package delivery systems consisting primarily of civilian drones
AMPI 28EM	HORSEFLY	European Union Trademark	Workhorse Group Inc.	017930054	07/13/2018			12, 39	Package delivery systems consisting primarily of civilian drones; drones; Vehicle leasing services; leasing of land vehicles (delivery trucks); leasing of drones
AMPI 28MX	HORSEFLY	Mexico	Workhorse Group Inc.	2075312	07/16/2018			12	Package delivery systems consisting primarily of civilian drones

Schedule VII

Depositary Accounts

For each Grantor, list all depositary and other accounts including, without limitation, Deposit Accounts, securities accounts, brokerage accounts and other similar accounts, maintained by each Grantor (other than Excluded Accounts), which description includes for each such account the name of the Grantor maintaining such account, the name and address of the financial institution at which such account is maintained and the account number of such account.

Bank	Currency	Account No.	Branch	Company / Subsidiary
PNC Bank, National Association	USD	40-0712-9788	500 First Avenue Mailstop P7-PFSC-3-B Pittsburgh, PA 15219 Attention: TM Legal Liaison Team	Workhorse Technologies Inc.
PNC Bank, National Association	USD	42-4047-6014	500 First Avenue Mailstop P7-PFSC-3-B Pittsburgh, PA 15219 Attention: TM Legal Liaison Team	Workhorse Technologies Inc.
PNC Bank, National Association	USD	41-0284-5707	500 First Avenue Mailstop P7-PFSC-3-B Pittsburgh, PA 15219 Attention: TM Legal Liaison Team	Workhorse Technologies Inc.

Schedule VIII

List of Commercial Tort Claims

None.

Schedule IX

List of Interests in Real Property

Complete Street and Mailing Address, including County and Zip Code	Company/Subsidiary
100 Commerce Drive, Loveland, Ohio 45140	Workhorse Properties Inc.
940 S. State Road 32, Union City, Indiana 47390	Workhorse Motor Works Inc
119 Northeast Drive, Loveland, Ohio 45140	Workhorse Group Inc.
4760 Airport Road, Cincinnati, Ohio 45226	Workhorse Technologies Inc.

Schedule X

List of Titled Equipment

Year	Make	Model	Vehicle ID#
2011	Chevrolet Silverado	C3500	1GC5CZCG2BZ132623
2010	Gator Trailer		4Z1HD2029AS014857
2010	Mercedes Benz	ML450 Hybrid	4JGBB9FB4AA516434
2010	Mercedes Benz	ML450	4JGBB9FBXAA518267
2010	Mercedes Benz	ML450	4JGBB9FB8AA518140
2012	Mercedes Benz	ML350	4JGDA5HBXCA008358
2010	Mercedes Benz	ML450	4JGBB9FB5AA526633
2007	Saturn Sky		1G8MB35B87Y106581
2012	Mule Egen		5B4MDG199D3447867
1999	Workhorse P30		5B4HP32R8X3308074
2010	Mercedes Benz	ML450	4JGBB9FBXAA527079
2014	BMW	I3 REX	WBY1Z4C53EV275024
2014	BMW	I3 REX	WBY1Z4C51EVX62903
2017	Chevrolet Silverado	1500	1GCVKNEH0HZ139161
2018	Chevrolet Silverado	3500	1GC4KYCY1JF110811
2015	Workhorse W-88	Alpha	452521
2015	Workhorse W-88	Alpha	452522
2015	Workhorse W-88	Alpha	452523
2015	Workhorse W-88	Alpha	452524
2015	Workhorse W-88	Alpha	452525